June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023 (February 28, 2023)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8401 McClure Drive Fort Smith, Arkansas (Address of principal executive offices)		72916 (Zip Code)

Registrant’s telephone number, including area code: (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 7.01 – REGULATION FD DISCLOSURE

On February 28, 2023, ArcBest Corporation (the “Company”) issued a press release announcing the sale of all of the issued and outstanding equity interests of FleetNet America, Inc. (“FleetNet”), an indirect wholly owned subsidiary of the Company, to Cox Automotive Mobility Solutions, Inc. (“Cox”), as further described below in Item 8.01.

The press release is furnished herewith as Exhibit 99.1.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01 – OTHER EVENTS

On February 28, 2023, ArcBest Holdings, Inc. (“ArcBest Holdings”), an indirect wholly owned subsidiary of the Company, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with FleetNet, a wholly owned subsidiary of ArcBest Holdings, and Cox. Pursuant to the Purchase Agreement, on the date of the closing of the transactions contemplated by the Purchase Agreement, ArcBest Holdings sold all of the issued and outstanding equity interests of FleetNet to Cox in exchange for an aggregate purchase price of $100 million in cash, subject to certain tax and other customary adjustments.

The Purchase Agreement contains customary representations and warranties of ArcBest Holdings, FleetNet (for and on behalf of itself and its wholly owned subsidiaries) and Cox.  The Purchase Agreement also provides for certain limited indemnification obligations of ArcBest Holdings.

In connection with the transactions contemplated by the Purchase Agreement, ArcBest Holdings and FleetNet entered into a Transition Services Agreement pursuant to which ArcBest Holdings will, on a transitional basis, provide FleetNet with certain support services and other assistance after the closing of the transaction.

The Company also announced that the Board of Directors of the Company has increased the total amount available under the Company’s Common Stock repurchase program by $98.5 million to $125 million. The Company intends to use the proceeds from the transactions contemplated by the Purchase Agreement to fund the repurchase program.

The  following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation, (ii) our financial outlook, position, strategies, goals, and expectations and (iii) our expected use of proceeds from the Transaction. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including the financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit

99.1*	Press release of the Company, dated February 28, 2023
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	February 28, 2023	/s/ Michael R. Johns
Michael R. Johns
Chief Legal Officer
and Corporate Secretary